EXHIBIT 10.19

SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made as of July 25, 2000, by Hispanic Television Network, Inc., a Delaware corporation ("Debtor"), in favor of the lenders under the Loan Agreement (as defined below), including but not limited to those lenders listed on Schedule I hereto (each individually a "Secured Party" and collectively referred to herein as "Secured Parties").

W I T N E S S E T H:

     WHEREAS, Debtor and each Secured Party are parties to a Loan Agreement dated of even date herewith (as from time to time amended, supplemented, or restated, the "Loan Agreement"); and

     WHEREAS, pursuant to the Loan Agreement, Secured Parties have agreed to extend credit to Debtor; and

     WHEREAS, in order to induce each Secured Party to extend such credit pursuant to the Loan Agreement, Debtor has agreed to grant to each Secured Party a security interest in the Collateral as defined herein;

     NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to extend such credit under the Loan Agreement, Debtor hereby agrees with Secured Parties as follows:

ARTICLE I

Definitions and References

     Section 1.1.     General Definitions. As used herein, the terms "Agreement", "Debtor", "Loan Agreement" and "Secured Party" shall have the meanings indicated above, and the following terms shall have the following meanings:

     "Agent" means any Person (including any Lender) who is appointed from time to time by Majority Lenders as Agent for all Lenders in respect of any rights and remedies hereunder or under the other Loan Documents, which such Person shall act upon the direction of Majority Lenders.

     "Collateral" means all property, of whatever type, which is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party.

     "Collateral Account" has the meaning given it in Section 4.1(e).

     "Commitment" means the agreement or commitment by Secured Parties to make loans or otherwise extend credit to Debtor under the Loan Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Secured Parties to or for the account of Debtor which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

     "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing inventory, equipment, or other goods.

     "Equipment" means all equipment (as defined in the UCC) in whatever form, wherever located, and whether now or hereafter existing, and all parts thereof, all accessions thereto, and all replacements therefor.

     "FCC" means the Federal Communications Commission.

     "FCC Licenses" means all FCC licenses and all other similar authorizations now or hereafter held by Debtor, including but not limited to all FCC licences and other authorizations related to the television stations listed on Schedule II hereto.

     "General Intangibles" means all general intangibles (as defined in the UCC) of any kind (including choses in action, tax refunds, insurance proceeds, and contract rights), and all instruments, security agreements, leases, contracts, and other rights (except those constituting Receivables, Documents, or Instruments) to receive payments of money or the ownership or possession of property.

     "Instruments" means all "instruments", "chattel paper" or "letters of credit" (as each is defined in the UCC).

     "Inventory" means all inventory (as defined in the UCC) in all of its forms, wherever located and whether now or hereafter existing, including (a) all movable property and other goods held for sale or lease, all movable property and other goods furnished or to be furnished under contracts of service, all raw materials and work in process, and all materials and supplies used or consumed in a business, (b) all movable property and other goods which are part of a product or mass, (c) all movable property and other goods which are returned to or repossessed by the seller, lessor, or supplier thereof, (d) all goods and substances in which any of the foregoing is commingled or to which any of the foregoing is added, and (e) all accessions to, products of, and documents for any of the foregoing.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure indebtedness of any kind which is owed to him or any other arrangement with such creditor which provides for the payment of such indebtedness out of such property or assets or which allows him to have such indebtedness satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration with an issuer of uncertificated securities, or any other arrangement which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement is undertaken before or after such Lien exists.

     "Obligation Documents" means the Loan Agreement, the Notes, and the Security Documents, and all amendments, modifications and restatements of any such documents or instruments.

     "Other Liable Party" means any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to Secured Party a Lien upon any property as security for the Secured Obligations.

     "Permitted Liens" means any Liens expressly permitted under the Loan Agreement.

     "Person" means an individual, corporation, partnership, association, joint stock company, trust, unincorporated organization or joint venture, or a court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Pledge Agreement" means that certain Pledge Agreement of even date herewith executed by Debtor in favor of Secured Parties.

     "Proceeds" means, with respect to any property of any kind, all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from any sale, exchange, collection, lease, licensing or other disposition of, distribution in respect of, or other realization upon, such property, including all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under (or unearned premiums with respect to) insurance in respect of, such property (regardless of whether any Secured Party is named a loss payee thereunder), and any payments paid or owing by any third party under any indemnity, warranty, or guaranty with respect to such property, and any condemnation or requisition payments with respect to such property, in each case whether now existing or hereafter arising.

     "Purchase Agreement" means that certain Purchase and Sale Agreement dated as of April __, 2000, by and between Debtor and Johnson Broadcasting of Dallas, Inc.

     "Receivables" means (a) all accounts (as defined in the UCC) and all other rights to payment for goods or other personal property which have been (or are to be) sold, leased, or exchanged or for services which have been (or are to be) rendered, regardless of whether such accounts or other rights to payment have been earned by performance and regardless of whether such accounts or other rights to payment are evidenced by or characterized as accounts receivable, contract rights, book debts, notes, drafts or other obligations of indebtedness, (b) all Documents and Instruments of any kind relating to such accounts or other rights to payment or otherwise arising out of or in connection with the sale, lease or exchange of goods or other personal property or the rendering of services, (c) all rights in, to, or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, rights to payment, Documents, or Instruments, (d) all rights in, to and under any purchase orders, service contracts, or other contracts out of which such accounts and other rights to payment arose (or will arise on performance), and (e) all rights in or pertaining to any goods arising out of or in connection with any such purchase orders, service contracts, or other contracts, including rights in returned or repossessed goods and rights of replevin, repossession, and reclamation.

     "Related Person" means Debtor, each Subsidiary of Debtor and each Other Liable Party.

     "Satellite Contract" means that certain GE-3 Satellite Transponder Service Agreement executed as of February 1, 2000, between Debtor and GE American Communications, Inc. as agent for GE Capital Europe Limited.

     "Secured Obligations" has the meaning given such term in Section 2.2.

     "Secured Parties" means each Lender under the Loan Agreement, including but not limited to those Lenders listed on Schedule I hereto, together with their successors and assigns.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

     "UCC" means the Uniform Commercial Code in effect in the State of Texas on the date hereof.

     Section 1.2.     Other Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Loan Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the UCC and not otherwise defined herein or in the Loan Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires.

     Section 1.3.     Attachments. All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.

     Section 1.4.     Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

     Section 1.5.     References and Titles. All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

ARTICLE II

Security Interest

     Section 2.1.     Grant of Security Interest. As collateral security for all of the Secured Obligations, Debtor hereby pledges and assigns to each Secured Party and grants to each Secured Party a continuing security interest in and to all right, title and interest of Debtor in and to any and all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

          (a)     all Receivables.

          (b)     all General Intangibles.

          (c)     all Documents.

          (d)     all Instruments.

          (e)     all Inventory.

          (f)     all Equipment.

          (g)     to the extent permitted under applicable law, all rights in, to or under the FCC Licenses.

          (h)     The Collateral Account and all cash deposited therein from time to time.

          (i)     The Satellite Contract.

          (j)     All books and records (including, without limitation, customer lists, marketing information, credit files, price lists, operating records, vendor and supplier price lists, sales literature, computer software, computer hardware, computer disks and tapes and other storage media, printouts and other materials and records) of Debtor pertaining to any of the Collateral.

          (k)     All moneys and property of any kind of Debtor in the possession or under the control of Secured Party.

          (l)     All Proceeds of any and all of the foregoing Collateral.

In each case, the foregoing shall be covered by this Agreement, whether Debtor's ownership or other rights therein are presently held or hereafter acquired and howsoever Debtor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding anything herein or in any other Loan Document to the contrary, Secured Parties are not taking a Lien in the Purchase Agreement to the extent that such Lien would result in a breach of the terms of Purchase Agreement.

     Section 2.2.     Secured Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

          (a)     Loan Agreement Indebtedness. The payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or in respect of the Loan Agreement, the Notes, or any of the other Obligation Documents.

          (b)     Renewals. All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

          (c)     Performance. The due performance and observance by Debtor of all of its other obligations from time to time existing under or in respect of any of the Obligation Documents.

As used herein, the term "Secured Obligations" refers to all present and future indebtedness, obligations and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Debtor. Debtor hereby acknowledges that the Secured Obligations are owed to the Secured Parties and that each Secured Party is entitled to the benefits of the Liens given under this Agreement.

ARTICLE III

Representations, Warranties and Covenants

     Section 3.1.     Representations and Warranties. Each of the representations and warranties in the Loan Agreement made by Debtor or any Restricted Person is true and correct. In addition, Debtor hereby represents and warrants to each Secured Party as follows:

          (a)     Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to the Secured Parties as provided herein, free and clear of any Lien, adverse claim, or encumbrance. This Agreement creates a valid and binding security interest in favor of the Secured Parties in the Collateral, which security interest secures all of the Secured Obligations.

          (b)     Perfection. The taking possession by any Person (including any Lender) at Majority Lenders' direction as a bailee for all Lenders of all Instruments and money constituting Collateral from time to time will perfect, and establish the first priority of, each Secured Party's security interest hereunder in such Collateral. The filing of the financing statements delivered concurrently herewith by Debtor to the Secured Parties will perfect, and establish the first priority (subject only to Permitted Liens) of, each Secured Party's security interest hereunder in all other Collateral. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except for continuation statements or filings described in the Loan Agreement.

     Section 3.2.     General Covenants Applicable to Collateral. Unless Majority Lenders shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in the Loan Agreement which are applicable to Debtor for so long as any part of the Secured Obligations or the Commitment is outstanding.

ARTICLE IV.

Remedies, Powers and Authorizations

     Section 4.1.     Normal Provisions Concerning the Collateral.

          (a)     Additional Financing Statement Filings. Debtor hereby authorizes Agent to file, without the signature of Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction by such Agent.

          (b)     Power of Attorney. Debtor hereby appoints Agent as Debtor's attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time during the continuation of an Event of Default in Agent's discretion, to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Agreement including any action or instrument: (i) to obtain and adjust any insurance required to be paid to the Secured Parties pursuant hereto; (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, indorse and collect any drafts or other Instruments or Documents; (iv) to enforce any obligations included among the Collateral; and (v) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Debtor or the Secured Parties with respect to any of the Collateral. Debtor hereby acknowledges that such power of attorney and proxy are coupled with an interest, are irrevocable, and are to be used by the Secured Parties.

          (c)     Performance by Secured Party. If Debtor fails to perform any agreement or obligation required by the terms of this Agreement, any Agent may, after giving fifteen (15) days notice of such nonperformance to Debtor, perform, or cause performance of, such agreement or obligation, and the expenses of Agent incurred in connection therewith shall be payable by Debtor under Section 4.5.

          (d)     Bailees. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Debtor's agents or processors, Debtor shall, upon the request of Majority Lenders or Agent (at Majority Lenders' direction), notify such warehouseman, bailee, agent or processor of Secured Parties' rights hereunder and instruct such Person to hold all such Collateral for Secured Parties' account subject to Majority Lenders' or Agent's (at Majority Lenders' direction) instructions. (No such request by Majority Lenders or Agent (at Majority Lenders' direction) shall be deemed a waiver of any provision hereof which was otherwise violated by such Collateral being held by such Person prior to such instructions by Debtor.)

          (e)     Collection. Majority Lenders or Agent (at Majority Lenders' direction) shall have the right at any time, upon the occurrence and during the continuance of a Default or an Event of Default, to notify (or to require Debtor to notify) any and all obligors under any Receivables, General Intangibles, Instruments, or other rights to payment included among the Collateral of the assignment thereof to the Secured Parties under this Agreement and to direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Agent and, upon such notification and at the expense of Debtor and to the extent permitted by law, to enforce collection of any such Receivables, General Intangibles, Instruments, or other rights to payment and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor could have done. After Debtor receives notice that either of Majority Lenders or Agent (at Majority Lenders' direction) has given (and after either of Majority Lenders or Agent (at Majority Lenders' direction) has required Debtor to give) any notice referred to above in this subsection:

          (i)     all amounts and proceeds (including instruments and writings) received by Debtor in respect of such Receivables, General Intangibles, Instruments, or other rights to payment shall be received in trust for the benefit of Secured Parties hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Agent in the same form as so received (with any necessary indorsement) to be, at Majority Lender's discretion, either (A) held as cash collateral and released to Debtor upon the remedy of all Defaults and Events of Default, or (B) while any Event of Default is continuing, applied as specified in Section 4.3, and

          (ii)     Debtor will not adjust, settle or compromise the amount or payment of any such Receivable, General Intangible, Instrument, or other right to payment or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

          (f)     Collection and Collateral Account. Upon the occurrence of an Event of Default, Majority Lenders or Agent (at Majority Lenders' direction), in Majority Lenders' discretion, shall establish a cash collateral account (the "Collateral Account") in the name of Agent, for the benefit of Lenders, into which there shall be deposited from time to time the cash proceeds received pursuant to the Satellite Contract required to be delivered to Secured Parties pursuant to the following subsections of this Section 4.1 or pursuant to any other provision of this Agreement or any other Obligation Document. Debtor and Secured Parties shall deal with the Collateral Account as follows:

          (i)     Upon the occurrence and during the continuance of a Default or an Event of Default, Debtor shall instruct all Persons obligated to make payments to Debtor under the Satellite Contract to make such payments either (A) directly to Agent, for the benefit of Lenders, in which case Debtor shall instruct that such payments be remitted to a post office box which shall be in the name and under the control of Agent, for the benefit of Lenders, or (B) if Majority Lenders agree, to one or more banks acceptable to Majority Lenders, in which case Debtor shall instruct that such payments be remitted to a post office box in the name and under the control of such bank which is subject to the terms of a lockbox agreement in form and substance satisfactory to Majority Lenders, duly executed by Debtor and such bank, pursuant to which Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to Agent, for the benefit of Lenders, for deposit into the Collateral Account or as Majority Lenders may otherwise instruct such bank. All such payments made to Agent, for the benefit of Lenders, shall be deposited in the Collateral Account. In addition to the foregoing, Debtor agrees that if the proceeds received pursuant to such Satellite Contract (including any payments with respect to which instructions have been given as provided above) shall be received by it, Debtor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by Debtor for Secured Parties and shall not be commingled with any other funds or property of Debtor, and Debtor will not adjust, settle or compromise the amount or payment received pursuant to the Satellite Contract, or other right to payment under the Satellite Contract or release wholly or partly any obligor thereof or allow any credit or discount thereon.

          (ii)     Amounts on deposit in the Collateral Account shall either remain on deposit therein or be invested and re-invested from time to time in such Liquid Investments as Debtor (or, if a Default or Event of Default has occurred and is continuing, Majority Lenders) shall determine, which Liquid Investments shall be held in the name and be under the control of Agent, for the benefit of Lenders, until liquidated and applied as provided in the following subsection (iii). Any income received by Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest on or proceeds of Liquid Investments, shall also remain, or be deposited, in the Collateral Account. All right, title and interest in and to the amounts on deposit from time to time in the Collateral Account, together with any Liquid Investments from time to time made pursuant to this section shall vest in Agent, for the benefit of Lenders, shall constitute part of the Collateral hereunder, and shall not constitute payment of the Secured Obligations until applied thereto as herein provided.

          (iii)     At any time when no Default or Event of Default has occurred and is continuing, the outstanding balance in the Collateral Account shall be distributed to Debtor upon the order of Debtor. If immediately available cash on deposit in the Collateral Account is not sufficient to make any such distribution to Debtor, Agent shall liquidate as promptly as practicable Liquid Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this section, such distribution shall not be made until such liquidation has taken place; after such liquidation, such distribution shall be made promptly. During the continuation of a Default or an Event of Default, Agent, at Majority Lenders' direction and discretion, either (A) continue to hold the balance of the Collateral Account and all Liquid Investments as Collateral, or (B) while any Event of Default is continuing, apply any or all of the balance from time to time standing to the credit of the Collateral Account (subject to collection) as specified in Section 4.3 and liquidate any or all Liquid Investments and apply the proceeds thereof as specified in Section 4.3.

          (iv)     As used in this section, "Liquid Investment" means any investment in the name of Agent (but at the direction and discretion of Majority Lenders), for the benefit of Lenders (and, in the opinion of counsel to Secured Parties, appropriately subject to a perfected parri passu security interest in favor of Secured Parties) which matures within one month after it is acquired by Agent and is either (A) a certificate of deposit or time deposit issued by Agent or (B) an obligation entitled to the full faith and credit of the United States which is in book-entry form and subject to pledge under applicable state law and Treasury regulations.

     Section 4.2.      Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Majority Lenders and Agent (at Majority Lenders' direction) may from time to time, in Majority Lenders' discretion, without notice except as expressly provided below:

          (a)     exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other Obligation Documents, or otherwise available, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);

          (b)     require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Majority Lenders or Agent (at Majority Lenders' direction) forthwith, assemble all or part of the Collateral as directed by Majority Lenders or Agent (at Majority Lenders' direction) and make it (together with all books, records and information of Debtor relating thereto) available to Agent at a place to be designated by Majority Lenders or Agent (at Majority Lenders' direction) which is reasonably convenient and commercially reasonable to both parties;

          (c)     prior to the disposition of any Collateral, to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to any Secured Party seize and remove such Collateral from such premises, have access to and use the Company's books, records, and information relating to the Collateral, and store or transfer any of the Collateral without charge in or by means of any storage or transportation facility owned or leased by Debtor, process, repair or recondition any of the Collateral or otherwise prepare it for disposition in any manner and to the extent Majority Lenders or Agent (at Majority Lenders' direction) deems appropriate and, in connection with such preparation and disposition, use without charge any copyright, trademark, trade name, patent or technical process used by Debtor;

          (d)     reduce the Lenders' claims to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

          (e)     dispose of, on the premises of Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Parties' power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

          (f)     buy (or allow any one or more Lenders to buy) the Collateral, or any part thereof, at any public sale;

          (g)     buy (or allow any one or more Lenders to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

          (h)     apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment.

Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Parties and Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent (at Majority Lenders' direction) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 4.3.      Application of Proceeds. If any Event of Default shall have occurred and be continuing, Majority Lenders or Agent (at Majority Lenders' direction) may in their or its discretion apply any cash held by Agent or any Secured Party as Collateral, and any cash proceeds received by Agent or any Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Agent (at Majority Lenders' direction) may elect:

          (a)     To the repayment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Agent or any Secured Party in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Secured Parties hereunder, or (iv) the failure of Debtor to perform or observe any of the provisions hereof;

          (b)     To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral;

          (c)     To the pro rata reimbursement of Secured Parties, in accordance with the Loan Agreement, for the amount of any obligations of Debtor or any Other Liable Party paid or discharged by Secured Parties pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Secured Parties payable by Debtor hereunder or under the other Obligation Documents;

          (d)     To the satisfaction of any other Secured Obligations, in accordance with the Loan Agreement;

          (e)     By holding the same as Collateral;

          (f)     To the payment of any other amounts required by applicable law (including any provision of the UCC); and

          (g)     By delivery to Debtor or to whoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

     Section 4.4.      Deficiency. In the event that the proceeds of any sale, collection or realization of or upon any collateral under the Pledge Agreement or of or upon Collateral by Secured Parties are insufficient to pay all Secured Obligations and any other amounts to which Secured Parties are legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the governing Obligation Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Parties to collect such deficiency.

     Section 4.5.      Indemnity and Expenses. In addition to, but not in qualification or limitation of, any similar obligations under other Obligation Documents:

          (a)     Debtor will indemnify each Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), WHETHER OR NOT SUCH CLAIMS, LOSSES AND LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT CAUSED BY OR ARISING OUT OF SUCH INDEMNIFIED PARTY'S OWN NEGLIGENCE, except to the extent such claims, losses or liabilities are proximately caused by such indemnified party's individual gross negligence or willful misconduct.

          (b)     Debtor will upon demand pay to such Secured Party and Agent the amount of any and all costs and expenses, including the fees and disbursements of any of Secured Party's counsel and of any experts and agents, which such Secured Party may incur in connection with (i) the transactions which give rise to this Agreement, (ii) the exercise or enforcement of any of the rights of the Secured Parties hereunder; or (iii) the failure by Debtor to perform or observe any of the provisions hereof, except expenses resulting from any Secured Party's individual gross negligence or willful misconduct.

     Section 4.6.      Non-Judicial Remedies. In granting to Secured Parties the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Parties to enforce their rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended, however, to prevent Secured Parties from resorting to judicial process at their option.

     Section 4.7.      Other Recourse. Debtor waives any right to require Secured Parties to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, to have any Other Liable Party joined with Debtor in any suit arising out of the Secured Obligations or this Agreement, or to pursue any other remedy in Secured Parties' power. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time. Debtor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Other Liable Party or any other event or proceeding affecting any Other Liable Party. Until all of the Secured Obligations shall have been paid in full, Debtor shall have no right to subrogation and Debtor waives the right to enforce any remedy which Secured Parties have or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Parties. Debtor authorizes Secured Parties, without notice or demand, without any reservation of rights against Debtor, and without in any way affecting Debtor's liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Majority Lenders may in their discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any Person other than Debtor, and (e) release or substitute any Other Liable Party.

     Section 4.8.      Limitation on Duty of Secured Party in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, Agent and Secured Parties shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. Each Secured Party shall be deemed to have exercised reasonable care in the custody of the Collateral in its or Agent's or any other agent's or bailee's possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Parties or Majority Lenders in good faith.

     Section 4.9.      Appointment of Collateral Agents. Any Agent appointed by Majority Lenders shall have such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in any such instrument of appointment. In so doing Majority Lenders may, in the name and on behalf of Debtor, give to such Agent indemnities and other protections similar to those provided in Section 4.5.

ARTICLE V.

Miscellaneous

     Section 5.1.      Notices. Any notice or communication required or permitted hereunder shall be given as provided in the Loan Agreement.

     Section 5.2.      Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Majority Lenders, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

     Section 5.3.      Preservation of Rights. No failure on the part of Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations. The rights and remedies of Secured Parties provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise. The rights of Secured Parties under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Secured Parties to exercise any of its rights under any other Obligation Document against such party or against any other Person.

     Section 5.4.      FCC Approval. Notwithstanding any other provision of this Agreement, Debtor and Secured Parties shall take no action with respect to the FCC Licenses and shall not exercise any rights hereunder with respect to the FCC Licenses which would violate any rule, regulation, policy or decision of the FCC, or the Communications Act of 1934, as amended. Any right to sell or purchase, option to sell or transfer, or exercise any right of ownership or control of the FCC Licenses under the terms of this Agreement, without limitation, are subject to the prior consent of the FCC, if such prior consent is required. The parties hereto agree to file any and all applications and other documents which from time to time may be required by the FCC to obtain such prior consent.

     Section 5.5.      Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 5.6.      Survival of Agreements. All representations and warranties of Debtor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Secured Obligations.

     Section 5.7.      Other Liable Parties. Neither this Agreement nor the exercise by Secured Parties or the failure of Secured Parties to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Secured Obligations or any deficiency thereon.

     Section 5.8.      Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of each Secured Party hereunder, to the benefit of each Secured Party and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, any Secured Party may (except as otherwise provided in the Loan Agreement) pledge, assign or otherwise transfer any or all of their respective rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise. None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of each Secured Party.

     Section 5.9.      Termination. Upon the satisfaction in full of the Secured Obligations and the termination or expiration of the Loan Agreement and any other commitment of the Secured Parties to extend credit to Debtor, then upon written request for the termination hereof delivered by Debtor to each Secured Party this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor. Secured Parties will thereafter, upon Debtor's request and at Debtor's expense, (a) return to Debtor such of the Collateral in any Secured Party's or Agent's possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

     Section 5.10.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed entirely within such state, except as required by mandatory provisions of law and except to the extent that the perfection and the effect of perfection or non-perfection of the security interest created hereby hereunder, in respect of any particular Collateral, are governed by the laws of a jurisdiction other than the State of Texas.

     Section 5.11.      Final Agreement. This written Agreement and the other Loan Documents represent the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. There are no unwritten oral agreements between the parties hereto.

     Section 5.12.      Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 5.13.      "Loan Document". This Agreement is a "Loan Document", as defined in the Loan Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Loan Agreement governing such Loan Documents.

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     IN WITNESS WHEREOF, Debtor has executed and delivered this Agreement as of the date first above written.

HISPANIC TELEVISION NETWORK, INC.

By:	/S/ FRANKLIN BYRD ______________________________ Franklin Byrd Chief Financial Officer and Secretary

SCHEDULE I

LENDERS

Goff Moore Strategic Partners, L.P.
777 Main Street, Suite 2250
Fort Worth, Texas 76012

GAINSCO, Inc.
c/o Goff Moore Strategic Partners, L.P.
777 Main Street, Suite 2250
Fort Worth, Texas 76012

Gregory T. Bucholz
c/o fob.com, Inc.
321 North Clark, Suite 310
Chicago, IL 60610

Iceberg Ventures
13400 U.S. Highway 42, Suite 290
Prospect, KY 40059

Joseph Cusimano
132 East Delaware Place
Apt. 6105
Chicago, IL 60611

James Ryffel
c/o Woodcrest Capital
3113 South University Drive
Suite 600
Fort Worth, Texas 76109

Robert Dow
P.O. Box 150665
Fort Worth, Texas 76108

Jane Rimer
4230 Park Lane
Dallas, Texas 76126

Keith B. Ohnmeis
P.O. Box 370
Wilson, WY 83014

Dan Canale
1505 Old Hillsboro Road
Franklin, TN 37069

Ted Anderson
c/o Kilgore & Kilgore
3131 McKinney Ave., Suite 700
Dallas, Texas 75204

David Chamberlain
P.O. Box 7926
Aspen, Colorado 81612

Alges Strikas
4900 Sears Tower
Chicago, Illinois 60606

Scot Hollman
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

J. Luther King Jr.
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

Brent Clum
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

Paul Greenwell
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

David Dowler
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

Summit Partners
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

Private Equity Partners I, L.P.
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

Scott M. Kelberg
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

Robert Holt
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

Jim Orser
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

SCHEDULE II

Television Stations

K09V0	Beaumont, Texas
KVAW	Eagle Pass, Texas
KSAA-LP	San Antonio, Texas
KTVP-LP	Phoenix, Arizona
K30ES	Globe, Arizona
KTOU-LP	Oklahoma City, Oklahoma